Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-36981, 33-91196, 333-60665, 333-69042, 333-128363, 333-128364, 333-148502, 333-184202, 333-201997, 333-206123 and 333-211222) of Orbital ATK, Inc. of our report dated April 28, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
April 28, 2017